AGREEMENT

Made as of the 5th day of November, 1981, by and between:

Advanced Products Beer Sheva Ltd. (AP) and the Ben Gurion University of the Negev (the Research and Development Authority) (RDA), jointly and severally, (hereinafter referred to as "APRDA")

                                                              of the first part;

and Solmecs Corporation N.V. (hereinafter referred to as "Solmecs")

                                                             of the second part;

and Solmecs Corporation (U.K.) Limited (hereinafter referred to as "SCUK")

                                                               of the third part

     Whereas on June 4th, 1980, APRDA and Solmecs have entered into an agreement, a copy of which is attached hereto as Appendix "A"; and

     Whereas the research and development of the Process (as defined in Appendix "A") and especially the building of the first prototype of a Pilot Liquid Metal MHD Generator ("Pilot Generator"), based on the Process, requires more funds, efforts and time than envisaged when Appendix "A" was signed; and


     Whereas, since the execution of Appendix "A", Professor Branover and his Team have developed an additional concept and/or invention named Hydrosol ("Hydrosol") and it was agreed to include Hydrosol in Appendix "A" as per letter by Dr. J. Schechter to Mr. D. Schreiber dated 30th March 1981, copy of which is attached herewith as Appendix "B"; and

     Whereas it is also in the interest of APRDA that the processing funds raised and invested in the further development of the process, the building of a bigger pilot generator than the 5 KW envisaged before, the commercialization and exploitation of the Process and Patents; and

     Whereas Solmecs and/or its controlling shareholders have formed SCUK, with the intent to bring in new investors into SCUK by a private placing of shares and loan stock to finance the further development of the process and Hydrosol and the construction of the pilot generator; and it is necessary, for the purpose of attracting new investors, to reduce the royalties paid in accordance with Appendix "A", and also to assign all Solmecs' rights and obligations in Appendices "A" and "B" to SCUK; and

     Whereas there were a few clerical errors which should be corrected in Appendix "A" and there are a few clarifications which are to be made thereto;

     Now, therefore, in consideration of the premises and the mutual covenants and undertakings hereinafter set forth, it is agreed as follows:

1.   Preamble, Schedules and Definitions

     1.01 The preamble to this Agreement forms an integral part thereof.

     1.02 The Schedules to this Agreement form an integral part thereof.

     1.03 Words and phrases in this Agreement which are defined in Appendix "A", will have the same definition and meaning, unless the contents require otherwise.

2.   Minor Changes and Clarifications

     2.01 APRDA agrees that the provisions of paragraph 5.05 of Appendix "A" refer to all improvements, and not only to "substantial improvements".

     2.02 APRDA declare that the arrangement entered into as per paragraph 5.06 of Appendix "A", was for one year only; that the one year has elapsed with no action taken in accordance with the said arrangement, and that the arrangement is now null and void.

     2.03 In paragraph 6.03 of Appendix "A", after the word "products" there shall be inserted in brackets the words "(produced in accordance with the process or based on it or pursuant to it)".

     2.04 In paragraph 8.02 of Appendix "A", the words "three month period" or "three months" wherever they appear therein will be replaced by the word "month"; and the words "not later than" shall be added before the number "30" appearing at the beginning of the paragraph.

     2.05 In paragraphs 8.02, 8.03 and 9 of Appendix "A", the words "RDA" should be replaced by the word "AP".

     2.06 In paragraph 8.06 of Appendix "A", the percentage "towards meeting Solmecs' obligation" is 75%.

     2.07 In paragraph 9.02, the phrase "the sale price of Solmecs Israel sales of LMMG produced in Israel" should be replaced by the phrase "The sale price of Solmecs' sales of LMMG produced by Solmecs or for Solmecs".

     2.08 The quarter annual payments as per paragraph 9.03 of Appendix "A", will be effected on the 5th day of April, July, October and January of each year, starting on the first such date coming first after Solmecs has received the first payment for sales of generators based on the process and patents.

     2.09 Notwithstanding anything in Appendix "A" contained - especially in paragraph 11 thereof, Solmecs will be entitled to disclose this Agreement, Appendix "A" and the other appendices to this Agreement or any part thereof to underwriters, potential investors and their representatives, advisers and employees; and also to reveal to the above that part of the process which it will deem fit and proper, even though it is not in the public domain.

     2.10 APRDA hereby irrevocably empower Solmecs to pay to the Government of Israel ("The Government") the royalties due to the Government from the Ben Gurion University under paragraph 4 of the Agreement dated 31st March 1981, a copy of which is attached hereto as Appendix "C". In view of the provisions of the letter dated 29th March 1981, a copy of which is attached herewith as Appendix "D", APRDA agrees that half of such payment made by Solmecs to the Government may be deducted by Solmecs from royalties due or to be due in the future to AP under Appendix "A".

     2.11 APRDA confirms that it has granted Solmecs the sole and exclusive right to develop, commercialize and exploit Hydrosol upon the same terms which refer to the process as per Appendix "A", and that therefore the terms "Process", "know-how", "Patents" and "Patent Applications" in Appendix "A" will also apply, mutatis mutandis, to Hydrosol.

     2.12 All royalty payments made to AP will be subject to withholding tax, if any, in accordance with the laws of the countries from which the royalties either derive or are paid now.

3.   Coming into effect of the Whole Agreement

     3.01 Solmecs and APRDA agree that if not later than by the 31st of March 1982, SCUK signs this Agreement and delivers a signed copy thereof to APRDA and pays AP the sum provided for in paragraph 5.02 hereof, then the provisions of the whole of this Agreement shall bind Solmecs, APRDA and SCUK. If such payment and signed copy as aforesaid do not reach APRDA by the 31st of March, 1982, then only paragraph 2 of this Agreement shall bind Solmecs and APRDA, as an amendment to Appendix "A", whilst all the other parts and provisions of this Agreement will have no effect whatsoever.

     3.02 Until such time as SCUK signs this agreement and makes the payment as per paragraph 3.01 hereof (if it signs and pays same at all) this Agreement shall be signed by Solmecs and APRDA.

4.   Assignment and Transfer

     4.01 Solmecs hereby transfers and assigns all its rights and obligations under Appendices "A" and "B" as amended by this Agreement unto SCUK, and SCUK hereby accepts the said transfer and assignment and undertakes to fulfill directly towards APRDA the obligations contained in Appendices "A" and "B" which were formerly the obligations of Solmecs. Appendix "A" shall read as if SCUK replaces Solmecs N.V. wherever there is reference therein to Solmecs N.V. and shall be considered a direct Agreement between APRDA and SCUK.

     4.02 Solmecs undertakes to transfer its shares in Solmecs Israel and/or Solmecs Netherlands to SCUK, and SCUK agrees to acquire the said shares, for their nominal value.

     4.03 Solmecs assigns and transfers unto SCUK all its rights under Appendix "C" and SCUK accepts the said transfer and further undertakes to fulfill, instead of Solmecs, all Solmecs' obligations under Appendix "C". Should Solmecs receive the Government of Israel's consent to the assignment of all the rights and obligations of Solmecs' in Appendix "C" to the Government, then the provisions of paragraph 4.01 hereof as to Appendices "A" and "B" will apply, mutatis mutandis, also to Appendix "C".

     4.04 Solmecs hereby transfers and assigns unto SCUK all its rights under letter of 6th September, 1981 copy of which is attached herewith as Appendix "E" and SCUK accepts such transfer. SCUK and APRDA will mutually agree in advance on the various security, ecological and environmental aspects resulting from the building of the Pilot Generator within the premises of RDA.

     4.05 APRDA agrees to the above transfers and assignments.

5.   Royalties and Payment


     5.01 In case not later than by the 31st of March, 1982, SCUK signs this Agreement and delivers a signed copy thereof to APRDA and pays AP the sum provided for in paragraph 5.02 hereof, then the royalties due to AP as per Appendix "A" will be reduced as follows:-

          (a) The figure 3% in paragraph 9 of Appendix "A" will be reduced to 1.725% (one point seventy two and a half percent).

          (b) The figure 20% in paragraph 9 of Appendix "A" will be reduced to 11.5% (eleven and a half percent).

          (c) On top of the above royalties, SCUK will bear, at its expense, the whole of the royalties due to the Government under Appendix "C". This sub-paragraph (c) cancels the provisions of paragraph
               2.10 hereof and cancels Appendix A.


     5.02 SCUK undertakes that upon delivery of a signed copy of this Agreement to APRDA before 31st March 1982 it shall pay AP a sum of $100,000 (One Hundred Thousand US Dollars).

6.   Further Research and Development & Pilot Generator

     6.01 SCUK declares that its projected budget for the next three years, includes payments of not less than $400,000 (Four Hundred Thousand US Dollars) to be paid to RDA for salaries of Professor Branover and his Team, materials to be used in ___ Laboratory and overheads. SCUK undertakes that the above mentioned payment will actually be spent and paid to AP for services to be rendered as per paragraph 4 of Appendix "A" over the next three years.

     6.02 SCUK estimates that the projected pace of the above mentioned expenditure during the next three years will not be less than $7000 (Seven Thousand US Dollars) per month.

     6.03 SCUK declares that its projected budget for the next three years includes an investment of approx. $1,500,000 (One Million Five Hundred US Dollars) in the Pilot Generator, and that it intends to start working on the building of the Pilot Generator as soon as possible.

7.   Arbitration

     7.01 In the event of any difference or dispute between the parties, arising under this Agreement or under Appendix "A", such dispute shall be referred to arbitration under the Israel Law or Arbitration. The Arbitrator shall be such person as shall be appointed by consent by the President of the Ben Gurion University of the Negev or the Managing Director of AP and the Chairman or failing him the Managing Director for the time being of SCUK. The Arbitrator's award or decision shall be final and not subject to appeal or review.

8.   Law

     8.01 This Agreement shall be governed by the Laws of the State of Israel.

9.   Stamp Duty

     9.01 SCUK will bear the stamp duty due on the Agreement.

10.  Addresses

     10.01 The addresses of the parties for the purpose of sending any notice or court documents under or relating to this Agreement shall be as follows and any notice sent by registered mail to such address (and if sent from one coutry to another by express airmail) shall be deemed received within ten (10) days of dispatch of such notice.

          APRDA - Ben Gurion University, Beer Sheva, Israel.

          Solmecs, - C/o David Schreiber, 17 Negba Street, Jerusalem, Israel.

          SCUK - 33 Museum St., London, WC1A 1CH, England.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their signatures on the date first above appearing.




 /s/ [ILLEGIBLE]
 ------------------------------          -----------------------------
 BEN GURION UNIVERSITY OF THE NEGEV      SOLMECS CORPORATION N.V.

 /s/ [ILLEGIBLE]
 --------------------------------         ------------------------------
 ADVANCE PRODUCTS BEER SHEVA LTD.         SOLMECS CORPORATION (U.K.) LIMITED

                                                                  March 10, 1981

                                                                    APPENDIX "B"

Mr. David Schriver
17 Negba Street
Jerusalem

Dear Mr. Shriver,

In response to your enquiry we would like to inform you that we agree that the hydrosol concept developed by Prof. Branover and his group will be included within the agreements we have made relating to liquid magnetohydrodynamic energy production.

We request your confirmation of this arrangement.


                                                      Yours sincerely,

                                                      /s/ J. Schechter
                                                      --------------------------
                                                      J. Schechter, Director
                                                      Applied Research Institute



cc:  Prof. H. Branover

JS:ss

                             SOLMECS (ISRAEL) LTD.

17 Negba Street              A SUBSIDIARY OF THE
Jerusalem, Israel            DUTCH SOLMECS CORPORATION
Tel: (02) 669505             DEDICATED TO THE
telex: 25311                 DEVELOPMENT OF ENERGY
                             CONVERSION SYSTEMS


                                                                    APPENDIX "D"

                                                               29th, March, 1981

Dr. Zeev Raz
Research and Development Authority
Ben-Gurion University of the Negev
Beer Sheva, Israel.

Dear Dr. Raz:

With reference to the contract negotiated between the Government of Israel, the Ben-Gurion University and Solmecs, we hereby confirm as follows:

1. SOLMECS will bear half of the liability undertaken by the University under subclause 4.2.1. These amounts will be added to payments made by SOLMECS under its agreement with BGU (Annex A of the contract).

2. In the event that subclause 4.4.1 will be called into effect, SOLMECS will deduct such sums as are paid to the Government under that subclause from subsequent payments to the University.

3. The University will send two copies of our agreement (Annex A of the contract) duly signed and authorised as required by the statutes of the University and the R and D Authority to SOLMECS at the above address, within seven days of the signing of the Government/BGU/Solmecs contract.

As confirmation of your agreement to the above, please sign one copy of this letter and return together with item (3) above.

Yours sincerely,                               signed for the University/RDA
                                               Advanced Products Beer Sheva Ltd.

/s/ David Schreiber                             /s/ [ILLEGIBLE]
------------------------                        --------------------------------
David Schreiber
Managing Director

                                                                    APPENDIX "E"


COPY OF LETTER DATED 6 SEPTEMBER 1981 FROM S. DEVSHONY, COORDINATOR FOR RESEARCH AND STUDY SERVICES, TO DAVID SCHREIBER, SOLMECS CORPORATION--



"AT A RECENT MEETING OF YOUR CHAIRMAN, MR. PETER KALMS, WITH OUR GENERAL DIRECTOR, MR. BEN AMITAI, PROFESSOR BRANOVER AND MYSELF, WE DISCUSSED THE SITE FOR PROFESSOR BRANOVER'S M.H.D. PILOT PLANT.

AFTER FURTHER DELIBERATION AND FOLLOWING PRESIDENT GAZIT'S CONSENT, WE CAN NOW POINT OUT THE SITE ALLOCATED FOR THE PROJECT. AS DESCRIBED ON THE ATTACHED SKETCH OF THE NEW CAMPUS, THIS SITE IS LOCATED ADJACENT TO THE NORTH SIDE OF BUILDING NUMBER C-26.

WE EXPECT THAT THE UNIVERSITY FINANCE COMMITTEE WILL SHORTLY RELEASE DOLLARS 200,000, AS WE APPLIED FOR, TO PREPARE THE INFRA-STRUCTURE AND THE NECESSARY ACCOMMODATIONS FOR PROFESSOR BRANOVER'S STAFF, SO THAT THEY MAY COMMENCE THEIR WORK EARLY NEXT YEAR."


REGARDS